Exhibit 21.1

Subsidiaries

Subsidiary	d/b/a	Jurisdiction

ABC RV and Mini Storage, L.L.C.	Cipole Road Mini Storage & RV	Oregon
Aberdeen Mini Storage, L.L.C.		Washington
All Spanaway Storage LLC		Washington
Allen Storage Partners LLC	StoreMore Self Storage	California
American Mini Storage-San Antonio, LLC		Delaware
A-Z Self Storage LLC		Washington
Banks Storage, LLC		Oregon
Banning Storage, LLC	StoreMore Self Storage	Nevada
Barlow Mini Storage, LLC		Oregon
Bauer NW Storage LLC		Oregon
Bend-Eugene Storage, LLC		Oregon
Bishop Road Mini Storage, LLC		Washington
Bullhead Freedom Storage, L.L.C.	StoreMore Self Storage; Freedom Storage	Arizona
C/W Mini Storage, LLC		Washington
Canyon Road Storage, LLC		Oregon
Carlsbad Airport Self Storage, LP		California
Clackamas River Mini Storage Limited Liability Company		Oregon
Colton Campus Pt., LP		California
Colton CV, L.P.		California
Colton Duarte, L.P.		California
Colton Encinitas, L.P.		California
Colton Paramount, L.P.		California
Colton Plano, L.P.		California
Cornelius SPE LLC		Oregon
Damascus Mini Storage LLC		Oregon
Eagle Bow Wakefield, LLC	Eagle Storage	Delaware

East Bank Storage, L.L.C.	Portland Storage; Portland Storage Too	Oregon
Estacada SPE LLC		Oregon
Fisher’s Landing Storage, LLC		Washington
Forest Grove Mini Storage, LLC		Oregon
Forney Storage PartnersLLC	StoreMore Self Storage	California
Freeway Self Storage, L.L.C.		Washington
GAK, LLC	Cypress Mini Storage	California
Grand Prairie Storage Partners LLC	StoreMore Self Storage	California
Great American Storage Partners, LLC	Great America Storage	Delaware
Gresham Mini & RV Storage, LLC		Oregon
Gresham Mini Storage, LLC		Oregon
Gresham Storage, LLC		Oregon
GSC Indio Ltd.		California
GSC Irvine / Main LP		California
GSC Mesquite, LP		California
Highway 97 Mini Storage, LLC		Oregon
Highway 99 Mini Storage, LLC		Oregon
Hood River Mini Storage LLC		Oregon
HPRH Storage, LLC		Oregon
ICDC II, LLC		Oregon
Keepers Storage, LLC		Washington
Lewisville Storage LLC		Washington
Mini I, Limited		California
Molalla Mini Storage, LLC		Oregon
Mt. Hood Mini Storage, LLC		Oregon
Murphy Storage Partners LLC	StoreMore Self Storage	California
National Storage Affiliates Holdings, LLC		Delaware
National Storage Affiliates Trust		Maryland
Northwest II Chief Manager, LLC		Delaware
NSA Northwest Holdings III, LLC		Delaware
NSA Acquisition Holdings, LLC		Delaware

NSA Colton DR GP, LLC	A-1 Self Storage; StorAmerica Arcadia; El Camino Self Storage; All American Self Storage	Delaware
NSA Colton DR, LLC	Plano Self Storage; Crown Valley Self Storage; Paramount Self Storage; StorAmerica Duarte	Delaware
NSA GSC DR GP, LLC	Irvine Self Storage	Delaware
NSA GSC DR, LLC	StorAmerica Palm Springs I; Carlsbad Airport Self Storage; StorAmerica Indio	Delaware
NSA Northwest CMBS II, LLC		Delaware
NSA Northwest Holdings II, LLC	Old Mill Self Storage; AllStar Storage; A-1 Westside Storage	Delaware
NSA Northwest Holdings, LLC		Delaware
NSA NW Holdings III Chief Manager, LLC		Delaware
NSA OP, LP		Delaware
NSA Preferred Holdings, LLC		Delaware
NSA Property Holdings, LLC		Delaware
NSA SecurCare CMBS I, LLC		Delaware
NSA SecurCare Holdings, LLC		Delaware
NSA TRS, LLC		Delaware
NSA-C Holdings, LLC	StorAmerica Hawaiian Gardens; StorAmerica Victorville-2; Statewide Storage; Country Club Self Storage	Delaware
NSA-Colton Holdings, LLC		Delaware
NSA-G Holdings, LLC	StorAmerica Montclair; Allsafe Freeway Storage; Leave It/Lock It Self Storage; StorAmreica Ontario; StorAmerica Palm Desert; StorAmerica Oceanside; StorAmerica Victorville	Delaware
NSA-GSC Holdings, LLC		Delaware
NSA-Northwest II, LLC		Delaware
NSA-Northwest, LLC		Delaware
NSA-Optivest Acquisition Holdings, LLC	StoreMore Self Storage; Fort Mohave Storage	Delaware
NSA-Optivest, LLC		Delaware
NSA-SecurCare Acquisition Holdings, LLC		Delaware
NSA-SecurCare, LLC		Delaware
Oklahoma Self Storage GP, LLC		Delaware

Oklahoma Self Storage LP	SecurCare Self Storage	Colorado
Optivest Storage Partners of Austin, LLC	StoreMore Self Storage	California
Oregon Self Storage, LLC		Washington
Parkrose Mini Storage, LLC		Oregon
Portland Mini Storage LLC		Oregon
Prineville SPE LLC		Oregon
Redmond Mini Storage, LLC		Oregon
S and S Storage, LLC	Safe and Sound Storage	Washington
Safegard Mini Storage, LLC		Oregon
SAG Arcadia, LP		California
Salem Self Stor, LLC		Washington
SA-SCMI, LLC		Delaware
Scappoose-St. Helens Storage LLC		Oregon
Seatac Storage, LLC	International Blvd. Self Storage	Washington
SecurCare Colorado III, LLC	SecurCare Self Storage	Delaware
SecurCare Fayetteville I, LLC		Delaware
SecurCare Fayetteville II, LLC		Delaware
SecurCare Moveit McAllen, LLC	Move It Self Storage	Delaware
SecurCare of Colorado Springs 602 GP, LLC		Delaware
SecurCare of Colorado Springs 602, Ltd.	SecurCare Self Storage	Colorado
SecurCare Oklahoma I, LLC	SecurCare Self Storage	Delaware
SecurCare Oklahoma II, LLC	SecurCare Self Storage	Delaware
SecurCare Portfolio Holdings, LLC		Delaware
SecurCare Properties I, LLC	SecurCare Self Storage	Delaware
SecurCare Properties II R, LLC	SecurCare Self Storage	Delaware
SecurCare Properties II, LLC	SecurCare Self Storage	Delaware
SecurCare Value Properties R, LLC	SecurCare Self Storage	Delaware
Sherwood Storage, LLC		Oregon
Smith Rock Storage, LLC		Oregon
Springfield Mini Storage, LLC		Oregon
StoreMore Self Storage-Pecos Road, LLC	StoreMore Self Storage	Delaware

Supreme Storage, LLC		Oregon
Tanque Verde Storage Partners, LLC	StoreMore Self Storage	Delaware
Terrell Storage Partners, LLC	StoreMore Self Storage	California
The Dalles Storage SPE, LLC		Oregon
Troutdale Mini Storage, LLC		Oregon
Tualatin Storage, LLC		Oregon
Vancouver 88th Street Storage, LLC		Washington
Vancouver Mini Storage, LLC		Washington
Washington Murrieta II, LLC	StorAmerica Scottsdale	California
Washington Murrieta III, LLC	StorAmerica Phoenix 24th	California
Washington Murrieta IV, LLC	StorAmerica Phoenix 52nd	California
WCAL, LLC	StoreMore Self Storage	Texas
West 11th Storage, LLC	Sav-N-Lock of Eugene	Oregon
Wilsonville Just Store It, LLC		Oregon